UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2024

Weatherford International plc
(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 St. James Place	,	Houston,	Texas	77056
(Address of principal executive offices)				(Zip Code)
 Registrant’s telephone number, including area code: 713.836.4000

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary shares, $0.001 par value per share	WFRD	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                         Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On February 6, 2024, Weatherford International plc (“Weatherford” and together with its subsidiaries, “we” or the “Company”) issued a news release announcing results for the fourth quarter ended December 31, 2023. A copy of the news release is furnished as Exhibit 99.1 and incorporated into this Item 2.02.

Weatherford will host a conference call on Wednesday, February 7, 2024, to discuss the Company’s results for the fourth quarter and full year ended December 31, 2023. The conference call will begin at 9:00 a.m. Eastern Time (8:00 a.m. Central Time).

Listeners are encouraged to download the accompanying presentation slides which will be available in the investor relations section of the Company’s website.

Listeners can participate in the conference call via a live webcast at https://www.weatherford.com/investor-relations/investor-news-and-events/events/ or by dialing +1 877-328-5344 (within the U.S.) or +1 412-902-6762 (outside of the U.S.) and asking for the Weatherford conference call. Participants should log in or dial in approximately 10 minutes prior to the start of the call.

A telephonic replay of the conference call will be available until February 21, 2024, at 5:00 p.m. Eastern Time. To access the replay, please dial +1 877-344-7529 (within the U.S.) or +1 412-317-0088 (outside of the U.S.) and reference conference number 5521443. A replay and transcript of the earnings call will also be available in the investor relations section of the Company’s website

Item 3.02	Unregistered Sales of Equity Securities.

On February 1, 2024, Weatherford International plc (“Weatherford”) entered into two separate merger agreements (the “Merger Agreements”) with ISI Holding Company, LLC (“ISI”) and Probe Technologies Holdings, Inc. (“Probe”), respectively, as well as Turnbridge Capital Management, LLC, as representative of the sellers, pursuant to which Weatherford acquired all of the outstanding equity securities, on a cash-free/debt-free basis, of ISI and Probe (the “Acquisitions”). Aggregate consideration for the Acquisitions paid at closing consists of 844,702 ordinary shares of the Company (the “Ordinary Shares”), plus $6 million in cash, subject to customary adjustments. Subject to meeting certain earn-out terms, Weatherford has also agreed to additional consideration in the form of (a) the issuance of up to 30,298 Ordinary Shares, and (b) up to $12 million, to be satisfied, at Weatherford’s sole discretion, in either cash or Ordinary Shares (the number of Ordinary Shares to be calculated by dividing $12 million by a price per Ordinary Share equal to the volume-weighted average price of the Company’s Ordinary Shares over five consecutive trading days from June 24, 2024 to June 28, 2024).

The Ordinary Shares will be issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act as two isolated private sales by Weatherford not involving any public offering. Weatherford’s reliance upon such exemption was based upon the following factors: (a) a limited number of recipients who each provided Weatherford accredited investor questionnaires, and (b) representations from the recipients to support such exemption in the Merger Agreements.

This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy Ordinary Shares of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company today announced the departure of Charles “Chuck” W. Davison, Jr., Executive Vice President and Chief Fulfillment and Enterprise Infrastructure Officer, and Joseph H. Mongrain, Chief People Officer, each to be effective on February 6, 2024.

In conjunction with their departures, Mr. Davison and Mr. Mongrain will be entitled to certain benefits and compensation under the Company’s pre-existing compensation plans and applicable policies and related agreements, forms of which are on file with the Securities and Exchange Commission (the “SEC”) and described in the Company’s annual proxy statement filed with the SEC on April 24, 2023 (the “Proxy Statement”), as well as subsequent Company filings on Form 8-K. These include benefits under our Third Amended and Restated 2019 Equity Incentive Plan and related award agreements. Receipt of these benefits is subject to execution of a general release of claims in favor of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description
99.1	News Release dated February 6, 2024 announcing results for the fourth quarter ended December 31, 2023.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: February 6, 2024
/s/ Arunava Mitra
Arunava Mitra
Executive Vice President and Chief Financial Officer